Exhibit 10.20

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of September, 2007 (the “Effective Date”) by and between Dicerna Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 14 Peterson Circle, Sudbury, MA 01776 (“Dicerna”) and City of Hope, a California nonprofit public benefit corporation located at 1500 East Duarte Road, Duarte, California 91010 (“COH”). Dicerna and COH are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS:

A. COH operates an academic research and medical center that encourages the use of its inventions, discoveries and intellectual property for the benefit of the public and COH owns or Controls certain Patent Rights (as defined below) useful in the Field (as defined below);

B. Dicerna is a company to be dedicated to the commercial development, and exploitation of products that incorporate one or more of the technologies described in the Patent Rights for the diagnosis, prevention or treatment of diseases in humans and therefore desires to obtain from COH a worldwide, exclusive license under the Patent Rights, as more particularly set forth herein; and

C. COH is willing to grant such a license to Dicerna on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1 “Affiliate” of a Party means a Person that, directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such Party. For purposes of this Section 1.1, “control” means (i) the direct or indirect ownership of 50 percent or more of the voting stock or other voting interests or interests in profits, or (ii) the ability to otherwise control or direct the decisions of board of directors or equivalent governing body thereof.

1.2 “Business Day” means any day, other than a Saturday, Sunday or day on which commercial banks located in Los Angeles, California, are authorized or required by law or regulation to close.

1.3 “Commercially Reasonable Efforts” means [***]. [***].

1.4 “COH Confidential Information” means Confidential Information disclosed or provided by, or on behalf of, COH to Dicerna or its designees.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.5 “Confidential Information” means: (i) all information and materials (of whatever kind and in whatever form or medium) disclosed by or on behalf of a Party to the other Party (or its designee) in connection with this Agreement, whether prior to or during the term of this Agreement and whether provided orally, electronically, visually, or in writing; (ii) all copies of the information and materials described in (i) above; and (iii) the existence and each of the terms and conditions of this Agreement. Confidential Information shall not include information and materials, to the extent a Party can demonstrate, through its contemporaneous written records, that such information and materials are or have been:

(a) known to the receiving Party, or in the public domain, at the time of its receipt by a Party, or which thereafter becomes part of the public domain other than by virtue of a breach of this Agreement or the obligations of confidentiality under this Agreement;

(b) received without an obligation of confidentiality from a Third Party having the right to disclose without restrictions such information;

(c) independently developed by the receiving Party without use of or reference to Confidential Information disclosed by the other Party; or

(d) released from the restrictions set forth in this Agreement by the express prior written consent of the disclosing Party.

1.6 “Control(s)” or “Controlled” means the possession by a Party, as of the Effective Date or during the term of this Agreement, of: (i) with respect to materials, data or information, physical possession or the right to such physical possession of those items, with the right to provide them to Third Parties; and (ii) with respect to intellectual property rights, rights sufficient to grant the applicable license or sublicense under this Agreement, without violating the terms of any agreement with any Third Party.

1.7 “Covers” or “Covered by,” with reference to a particular Licensed Product means that the making, using, selling, offering for sale, or importing of such Licensed Product would, but for ownership of, or a license granted under this Agreement to, the relevant Patent Right infringe a Valid Claim in the country in which the activity occurs.

1.8 “Dicerna Confidential Information” means Confidential Information disclosed or provided by, or on behalf of, Dicerna to COH or its designees.

1.9 “Dispute” means any controversy, claim or legal proceeding arising out of or relating to this Agreement, or the interpretation, breach, termination, or invalidity thereof.

1.10 “Drug Approval Application” means, with respect to a particular country, an application for regulatory approval required before commercial sale or commercial use of a Licensed Product in such country.

1.11 “EU” means the European Union or any successor organization, including any of its member countries.

1.12 “Field 1” means the diagnosis, prevention and treatment of disease in humans: (a) by the delivery of a Licensed Product [***], or (b) by the delivery of a Licensed Product [***], (c) by targeting [***] except: [***].

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.13 “Field 2” means the diagnosis, prevention and treatment of disease in humans OTHER THAN: (a) by the delivery of a Licensed Product directly [***], or (b) by the delivery of a Licensed Product [***], or (c) by use of a Licensed Product to target [***].

1.14 “Fields” means Field 1 and Field 2.

1.15 “First Commercial Sale” means, with respect to a particular Licensed Product in a given country, the first arm’s-length commercial sale of such Licensed Product following Marketing Approval in such country by or under authority of Dicerna or any of its Affiliates, Sublicensees or distributors to a Third Party.

1.16 “GAAP” means generally accepted accounting principles, consistently applied, as promulgated from time to time by the Financial Accounting Standards Board.

1.17 “[***]” means [***].

1.18 “IND” means an “Investigational New Drug Application” as defined in 21 C.F.R. §312.3 that contains the content, and is in the format, required by 21 C.F.R. §312.23, or a corresponding application with a regulatory agency in a country other than the United States, together with all additions, deletions, and supplements thereto.

1.19 “License Year” means each calendar year during the term of this Agreement; except that the first License Year shall commence on the Effective Date and end on December 31, 2007.

1.20 “Licensed Product” means a pharmaceutical product (including, without limitation, kits, component sets or components thereof, regardless of concentration or formulation) that: [A] (i) is Covered by a Valid Claim, (ii) manufactured by a process or used in a method Covered by a Valid Claim, or (iii) contains, as an active ingredient, any substance the manufacture, use, offer for sale or sale of which is Covered by a Valid Claim and [B] targets [***]. For the avoidance of doubt, a product otherwise meeting the criteria set forth in [A](i), (ii) or (iii) above that targets a [***] and also targets [***] shall be considered a Licensed Product. For the purposes of the definition of Licensed Product, “targets” means possessing a degree of Watson-Crick base pairing between the Licensed Product and either [***] or [***] that is sufficient to promote RNA induced silencing. By way of further clarification, “Licensed Product” shall include a product manufactured in a country in which such manufacture is Covered by a Valid Claim and thereafter exported to and sold in a country in which no Valid Claim exists.

1.21 “Major Market” means any one of [***].

1.22 “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport, marketing and sale of Licensed Products in a country or regulatory jurisdiction.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.23 “Marks” has the meaning set forth in Section 6.2.

1.24 “[***]” means [***].

1.25 “[***] Exclusive License” means a certain Exclusive License Agreement between COH and [***] dated [***].

1.26 “[***] Non-Exclusive License” means a certain Non-Exclusive License Agreement between COH and [***] dated [***].

1.27 “Net Sales” means [***].

1.28 “Patent Rights” means: (i) those issued United States patents and pending U.S. patent applications shown on Schedule 1.28 attached hereto and foreign and international equivalents thereto, (ii) U.S., foreign and international patent applications and issued patents claiming inventions related to the subject matter disclosed in the patents and patent applications shown on Schedule 1.28, which inventions were conceived and reduced to practice prior to the Effective Date, individually or jointly by Dr. John Rossi, Dr. Mark Behlke, or one or more individuals under the supervision of either Dr. Rossi or Dr. Behlke, (iii) U.S., foreign and international patent applications and issued patents covering inventions made pursuant to a sponsored research, laboratory support or other agreement between Dicerna and COH which agreement relates to the subject matter disclosed in patents and patent applications described in subsection (i) or (ii), above, (iv) U.S., foreign and international patent applications and issued patents covering inventions made pursuant to a sponsored research, laboratory support or other agreement between Dicerna and [***] which agreement relates to the subject matter disclosed in patents and patent applications described in subsection (i) or (ii), above, to the extent that COH Controls such patent applications and issued patents, (v) continuation and divisional applications and foreign equivalents that claim the same invention(s) and priority date as any of the foregoing, (vi) continuation-in-part applications that repeat a substantial portion of any of the foregoing applications, (vii) Letters Patent or the equivalent issued on any of the foregoing applications throughout the world, and (viii) amendments, extensions, renewals, reissues, and re-examinations of any of the foregoing. Notwithstanding the foregoing, “Patent Rights” shall not include any continuation-in-part application to the extent such application adds new matter not contained in the earlier application to which the continuation-in-part application claims priority.

1.29 “Person” means any person or entity, including any individual, trustee, corporation, partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture or governmental agency or authority.

1.30 “Phase 1 Clinical Trial” means, as to a specific Licensed Product, a study as described in 21 C.F.R. §312.21(a) or a similar clinical study in a country other than the United States.

1.31 “Phase 2 Clinical Trial” means, as to a specific Licensed Product, a study in humans designed with the principal purpose of determining initial efficacy and dosing of such Licensed Product in patients for the indication(s) being studied as described in 21 C.F.R. §312.21(b); or a similar clinical study in a country other than the United States.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.32 “Phase 3 Clinical Trial” means, as to a specific Licensed Product, a lawful study in humans of the efficacy and safety of such Licensed Product, which is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular indication in a manner sufficient to file an application to obtain Marketing Approval to market and sell that Licensed Product in the United States or another country for the indication being investigated by the study, as described in 21 C.F.R. § 312.21(c); or similar clinical study in a country other than the United States.

1.33 “Qualified Financing” means the first sale of Dicerna Series A convertible preferred shares, either directly or through the issuance of convertible debt or both, alone or in conjunction with the sale of warrants, resulting in [***], occurring on or before the sooner of: (i) March 31, 2008 and (ii) 180 days after the Effective Date.

1.34 “Sublicensee” means any Third Party which enters into an agreement with Dicerna involving the grant to such Third Party of any rights under the licenses granted to Dicerna under this Agreement.

1.35 “Sublicense Revenues” means [***].

1.36 “Territory” means the entire world.

1.37 “Third Party” means a Person that is not: (i) a Party to this Agreement or an Affiliate, or (ii) in the case of Dicerna, a Sublicensee or distributor of a Licensed Product.

1.38 “United States” means the United States of America and its territories and possessions as of the Effective Date, including the Commonwealth of Puerto Rico.

1.39 “Valid Claim” means a claim of a pending patent application or an issued and unexpired patent included in the Patent Rights in a particular jurisdiction which claim has not, in such jurisdiction: (i) been finally rejected, or (ii) been declared invalid or cancelled by the patent office or a court of competent jurisdiction in a decision that is no longer subject to appeal as a matter of right, or (iii) which claim is contained in a patent application or patent that has expired or been abandoned.

ARTICLE 2: DEVELOPMENT AND COMMERCIALIZATION EFFORTS

2.1 Development and Commercialization Responsibilities. Dicerna shall have the sole right and responsibility for, and control over, all research, development, manufacturing and commercialization activities (including all regulatory activities) with respect to Licensed Products in the Fields.

2.2 Dicerna Diligence. Dicerna shall use Commercially Reasonable Efforts to develop and commercialize Licensed Products in the Fields in each of the Major Markets, directly or through one or more Affiliates or Sublicensees or distributors. Without limiting the foregoing, if Dicerna fails to accomplish any one of the “milestone events” set forth in this

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 2.2 (each a “Milestone Event”) by the date specified (each a “Deadline Date”), this Agreement shall terminate effective on [***] notice from COH to Dicerna to such effect, without further right to cure.

“Deadline Date”	“Milestone Event”

1. The earlier of: (i) March 31, 2008. and (ii) 180 days after the Effective Date	Complete a Qualified Financing

2. [***]	Enroll the first patient in the first Phase 1 Clinical Trial of a Licensed Product

3. [***]	Enroll the first patient in the first Phase 2 Clinical Trial of a Licensed Product and enroll the first patient in the first Phase 1 Clinical Trial of a Licensed Product, which Licensed Product was not previously the subject of a Phase 1 Clinical Trial

4. [***]	Enroll the first patient in the first Phase 3 Clinical Trial of a Licensed Product

Notwithstanding any other provision of this Agreement, Dicerna shall have the right to extend the Deadline Dates for Milestone Events 2, 3 and 4, above, on one or more occasions, by not more than one year on each occasion, by payment to COH of $500,000. Upon the effective extension of any Deadline Date with respect to such a Milestone Event, such extension shall equally be effective to extend the subsequent Deadline Dates for subsequent Milestone Events. By way of clarification, if Dicerna shall have effectively extended the second Deadline Date from [***] to [***], the third and fourth Deadline Dates shall be extended, respectively, to [***] and [***]. In order for an extension to be effective as to any Milestone Event, such right shall have been exercised, and payment made, not less that [***] prior to the Deadline Date in question and shall not be effective with respect to Milestone Events for which the Deadline Date has previously expired. If, however, Dicerna shall have extended the Deadline Dates but shall have achieved, before the applicable Deadline Date (disregarding such extension of such Deadline Date), the first Milestone Event to have occurred after such extension, COH will refund to Dicerna the amount of the extension payment previously made by Dicerna.

2.3 Governance. COH and Dicerna shall each designate one individual to serve as the main point of contact for communications related to development and commercialization of Licensed Products under this Agreement (each a “Designated Representative”). The initial Designated Representative of COH shall be [***] and the initial Designated Representative of Dicerna shall be James Jenson. Each Party may replace its Designated Representative at any time upon prior notice to the other Party. Dicerna shall keep COH reasonably informed as to progress in the development and commercialization of Licensed Products. Without limiting the foregoing, on or before [***], Dicerna shall provide to COH a written report setting forth, in reasonable detail, its activities and achievements with respect to the development and commercialization of Licensed Products during the preceding [***]. The Designated

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Representatives shall meet in person once each calendar year to present and discuss the current [***] at such location and date as mutually agreed. Each Party shall be responsible for all expenses incurred by its Designated Representative in the participation in such annual meetings.

ARTICLE 3: LICENSE GRANTS

3.1 Grant of Rights in the Fields. COH hereby grants to Dicerna: (i) an exclusive royalty-bearing right and license under the Patent Rights to manufacture, use, offer for sale, sell and import Licensed Products in Field 1, in the Territory, and (ii) an exclusive royalty-bearing right and license under the Patent Rights, subject to such terms and conditions of the [***] Non-Exclusive License as are applicable and in full force and effect, to manufacture, use, offer for sale, sell and import Licensed Products in Field 2, in the Territory; except that Dicerna’s rights in the Fields with respect to diagnostic uses of Licensed Products are as set forth in Section 3.2, below. The foregoing grant of rights by COH to Dicerna shall be subject to the retained rights of the U.S. Government, if any, in the Patent Rights and to the royalty-free right of City of Hope to practice the Patent Rights for educational, research and clinical uses.

3.2 Grant of Right for Diagnostics. COH hereby grants to Dicerna an exclusive royalty-bearing right and license under the Patent Rights to manufacture, use, offer for sale, sell and import Licensed Products for human diagnostic uses in the Territory in the Fields solely as expressly set forth in this Agreement. From time to time during the term of this Agreement, Dicerna shall have the right, on notice to COH, to nominate a specific Licensed Product for diagnostic uses, which Licensed Product shall, at the time of such nomination, be currently the subject of a discovery or development program of Dicerna or a Sublicensee or approved for a therapeutic use in one of the Fields. If, at the time of nomination by Dicerna, rights to diagnostic uses of such Licensed Product (i) have not previously been granted to a Third Party, or (ii) are not the subject of active negotiations between COH and a Third Party, Dicerna shall have an exclusive grant of rights to diagnostic uses of such Licensed Product hereunder. Otherwise, Dicerna shall have no rights with respect to diagnostic uses of such Licensed Product. Following the nomination of a total of 20 specific Licensed Products pursuant to this Section 3.2, Dicerna’s right to nominate further Licensed Products for diagnostic uses shall terminate and COH shall be free to exploit or dispose of diagnostic applications of Licensed Products not theretofore licensed to Dicerna as it sees fit.

3.3 Right of First Negotiation. In the event that, during the term of this Agreement, the grant of license by COH to [***] set forth in the [***] Exclusive License shall expire, lapse or otherwise terminate in whole or in part (such expiration, lapse or termination being referred to as a “[***] Termination”), COH shall promptly notify Dicerna. Such notice shall include reasonable specificity as to the rights involved in such [***] Termination. Within [***] following Dicerna’s receipt of such notice, Dicerna shall notify COH whether Dicerna has an interest in securing for its own benefit the rights subject to such [***] Termination. If Dicerna timely notifies COH to such effect, during the [***] period following such notice the Parties shall in good faith negotiate the terms and conditions under which the rights involved shall be exclusively licensed to Dicerna. If Dicerna fails to timely notify COH, or if Dicerna so notifies COH but the Parties are unable to reach agreement during such [***] period, COH shall be free to exploit or dispose of the rights subject to such [***] Termination as it sees fit. During such [***] period, COH shall not [***].

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

3.4 No Implied Licenses. Dicerna acknowledges that the licenses granted in this Agreement are limited to the scope expressly granted and that, subject to the terms and conditions of this Agreement, all other rights under all Patent Rights and other intellectual property rights Controlled by COH are expressly reserved to COH. Without limiting the foregoing, the Parties acknowledge that the grant of rights to Dicerna hereunder shall not include: (i) human diagnostics (except as expressly provided in this Agreement), (ii) the diagnosis, prevention or treatment of disease in plants, (iii) veterinary applications, (iv) the alternation of agronomic characteristics or phenotypic properties in plants, (v) rights held by [***] pursuant to the [***] Exclusive License or the [***] Non-Exclusive License (to the extent that such agreements are in full force and effect); and (vi) rights held by [***] pursuant to a certain [***].

3.5 Sublicensing. Each grant of license under this Agreement shall include the right to grant sublicenses, as provided herein. Dicerna shall have the right to sublicense its rights hereunder to an Affiliate on notice to COH; provided, however, that such sub-license shall remain effective only so long as the sub-licensee Affiliate remains an Affiliate of Dicerna. Dicerna shall have the right to sublicense its rights hereunder to a Third Party only with the prior written consent of COH, which consent shall not be unreasonably withheld or delayed. The terms and conditions of each sublicense of Dicerna’s rights hereunder shall be consistent with this Agreement. A true and complete copy of each sublicense of Dicerna’s rights hereunder shall be delivered to COH promptly following the effective date of each such sublicense. [***].

3.6 COH Restriction. During the term of this Agreement, COH shall not grant to any Person any right or license to develop, manufacture, use, offer to sell, sell or import Licensed Products in either or both of the Fields and in the Territory except, in the case of a [***] Termination, without first complying with Section 3.3, above, to the extent applicable.

ARTICLE 4: PAYMENTS

4.1 Up-Front Payment. Dicerna shall pay to COH a one-time non-refundable license fee of $[***] within [***] after the Effective Date.

4.2 Stock Grant. At the closing of the Qualified Financing, Dicerna shall issue to COH and such reasonable number of designees as COH may specify which shall not exceed [***] in number (provided that, in the case of any such designee, such designee shall have demonstrated to the reasonable satisfaction of Dicerna that it is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933), the number of fully paid-up shares of Dicerna common stock [***]. COH and its designees shall enter into such investor rights and similar agreements as may be required of the founders or of investors participating in the Qualified Financing.

4.3 License Maintenance Fee. For the first License Year, [***]. With respect to each subsequent License Years, Dicerna shall pay to COH a license maintenance fee of $[***] on or before [***] of such License Year. Each such payment shall be credited against royalties otherwise due to COH pursuant to Section 4.5, below, during the License Year in which payment was made but may not be carried over and credited in subsequent years.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.4 Milestone Payments. Within [***] of the first occurrence of each “milestone achievement” set forth below, Dicerna shall pay COH or its designee the amount indicated below:

Milestone Achievement	Amount Due

[***]	$	[***	]

[***]	$	[***	]

[***]	$	[***	]

[***]	$	[***	]

[***]	$	[***	]

4.5 Royalties. Dicerna shall pay to COH or its designee an amount equal to [***] percent of Net Sales. Royalties shall be paid on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration in each country of the last to expire of the Patent Rights in such country Covering the manufacture, use, offer for sale or sale of such Licensed Product.

4.6 Royalty Offsets. If [***] it is necessary to pay to a Third Party consideration (whether in the form of a royalty or otherwise) for the right to make (or have made), use, sell, offer for sale or import a Licensed Product, Dicerna shall have the right with respect to any calendar quarter to set off [***] percent of the amount of any such consideration payable with respect to such calendar quarter that, when added to the royalty payments otherwise payable hereunder with respect to such period, exceeds [***] percent of Net Sales of such Licensed Product in a given country for such calendar quarter against [***] percent of the royalty payments otherwise payable under Section 4.5, above, with respect to such Licensed Product in such country during such calendar quarter; provided, however, that under no circumstances shall the royalties payable to COH hereunder be less than [***] percent of Net Sales.

4.7 Sublicense Revenues. Except as provided below, Dicerna shall pay to COH a percentage of Sublicense Revenues within [***] after payment is due from the relevant Sublicensee or distributor. If, on or before the [***] that such payment is due, Dicerna shall not have received such Sublicense Revenues, Dicerna shall notify COH of such non-receipt, whereupon Dicerna and COH shall promptly consult as to the appropriate course of action to be taken with respect to the collection of such Sublicense Revenues. If, within [***] Dicerna and COH shall have agreed upon and commenced the implementation of a course of action to accomplish such collection, [***]. If Dicerna and COH shall not be in agreement with respect to such course of action, [***]. Notwithstanding the foregoing, however, if Dicerna shall at any time receive all or part of such Sublicense Revenues, Dicerna shall promptly pay the appropriate percentage thereof to COH. COH shall be entitled to [***] percent of all Sublicense Revenues

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

derived from a grant of rights by Dicerna effective prior to the date on which Dicerna has expended $12.5 million in aggregate direct and indirect costs related to the development and commercialization of Licensed Products. COH shall be entitled to [***] percent of all Sublicense Revenues derived from a grant of rights by Dicerna effective thereafter. In the case of a loan or other extension of credit that is other than an arm’s-length credit relationship between an established financial institution and Dicerna, the proceeds of such loan shall be deemed to be Sublicense Revenues. In such case, Dicerna, upon receipt of any such loan proceeds, shall pay to COH the percentage of such proceeds determined pursuant to the second and third sentences of this section, whereupon COH and Dicerna shall be subject to the following: (i) if and when Dicerna shall repay any such loan proceeds in cash, COH shall be obligated to return to Dicerna the corresponding portion of such loan proceeds as shall be equal to the portion thereof used to determine the amount payable to COH hereunder, without interest; and (ii) such obligation on the part of COH to return such portion shall not be effective until the [***] after having received notice from Dicerna of such payment on the part of Dicerna.

4.8 Timing of Royalty Payments. Royalty payments due under Section 4.5, above, shall be paid annually within [***] following the end of each License Year until the first License Year in which aggregate Net Sales reach $[***]. Thereafter, all royalty payments due under Section 4.5 shall be paid in quarterly installments, within [***] following the end of each calendar quarter.

4.9 No Deductions from Payments. Except as expressly set forth in this Agreement, Dicerna is solely responsible for payment of any fee, royalty or other payment due to any Third Party in connection with the research, development, manufacture, distribution, use, sale, import or export of a Licensed Product, and Dicerna shall not have the right to set off any amounts paid to such Third Party, including fee, royalty or other payment, against any amount payable to COH hereunder.

4.10 Single Royalty. Only a single royalty payment shall be due and payable on Net Sales of a Licensed Product, regardless if such Licensed Product is covered by more than one Valid Claim.

4.11 Patent Expenses. COH represents and warrants that COH’s historic expenses incurred with respect to the prosecution and maintenance of the Patent Rights through the dates specified on the invoices delivered to COH on or before [***], are as set forth in Schedule 4.11 attached hereto. Within [***] after the Effective Date, Dicerna shall pay to COH $[***], as reimbursement of [***] of such historic expenses. Thereafter, Dicerna shall reimburse COH for the full amount of COH’s documented expenses reasonably incurred with respect to the prosecution and maintenance of the Patent Rights (including, without limitation, expenses related to interference actions brought or defended with respect to the Patent Rights), less any portion of such expenses due to COH from [***], within [***] following presentation by COH to Dicerna of reasonable documentation of such expenses. Within [***] after having received the same, COH will provide to Dicerna copies of all invoices for legal services for which COH intends to seek reimbursement hereunder, in form sufficient to reasonably disclose the scope of services provided and the invoiced amount thereof; and COH will cooperate with Dicerna in resolving the amounts to be paid with respect to any such invoice the amount of which Dicerna shall judge to be unreasonable.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE 5: REPORTS, AUDITS AND FINANCIAL TERMS

5.1 Royalty Reports. Within [***] after the end of each calendar quarter in which a royalty payment under Article 4 is required to be made, Dicerna shall send to COH a report of Net Sales of the Licensed Products for which a royalty is due, which report sets forth for such calendar quarter the following information: (i) total Net Sales of all Licensed Products sold in the Territory during such calendar quarter, (ii) Net Sales on a country-by-country basis, (iii) gross sales of Licensed Products on a country-by-country basis, (iv) quantity of Licensed Products sold, (v) the exchange rate used to convert Net Sales from the currency in which they are earned to United States dollars; and (vi) the total royalty payments due. In addition, until such time as Dicerna has expended $[***] in aggregate direct and indirect costs related to the development and commercialization of Licensed Products, within [***] after the end of each calendar quarter Dicerna shall send to COH a total of such direct and indirect costs through the end of such quarter.

5.2 Additional Financial Terms.

5.2.1 Currency. All payments to be made under this Agreement shall be made in United States dollars, unless expressly specified to the contrary herein. Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in United States dollars. All currency conversions shall use the conversion rate reported by Reuters, Ltd. on the last Business Day of the calendar quarter for which such payment is being determined.

5.2.2 Payment Type. Amounts due under this Agreement shall be paid in immediately available funds, by means of wire transfer to an account identified by COH.

5.2.3 Withholding of Taxes. Dicerna may withhold from payments due to COH amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such payments. Dicerna shall provide to COH all relevant documents and correspondence, and shall also provide to COH any other cooperation or assistance on a reasonable basis as may be necessary to enable COH to claim exemption from such withholding taxes and to receive a full refund of such withholding tax or claim a foreign tax credit. Dicerna shall give COH proper evidence from time to time as to the payment of such tax. The Parties shall cooperate with each other in seeking deductions under federal and state tax laws and any double taxation or other similar treaty or agreement from time to time in force. Such cooperation may include Dicerna making payments from a single source in the U.S., where possible.

5.2.4 Late Payments. Any amounts not paid on or before the date due under this Agreement are subject to interest from the date due through and including the date upon which payment is received. Interest is calculated, over the period between the date due and the date paid, at a rate equal to [***].

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

5.2.5 Blocked Currency. If, at any time, legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where a Licensed Product is sold, payment shall be made through such lawful means or methods as Dicerna may determine. When in any country, the law or regulations prohibit both the transmittal and deposit of royalties or other payments, Dicerna shall continue to report all such amounts, but may suspend payment for as long as such prohibition is in effect. As soon as such prohibition ceases to be in effect, all amounts that would have been obligated to be transmitted or deposited but for the prohibition, together with accrued interested thereon, shall promptly be transmitted to COH.

5.3 Accounts and Audit.

5.3.1 Records. Dicerna shall keep, and shall require that each Sublicensee keep, full, true and accurate books of account containing the particulars of its Net Sales and the calculation of royalties, as well as, in the case of Dicerna, the expenditures by Dicerna pursuant to Section 4.6, above. Dicerna and its Sublicensees shall each keep such books of account and the supporting data and other records at its principal place of business. Such books and records must be maintained available for examination in accordance with this Section 5.3.1 for [***] after the end of the calendar year to which they pertain, and otherwise as reasonably required to comply with GAAP.

5.3.2 Appointment of Auditor. COH may appoint an internationally-recognized independent accounting firm reasonably acceptable to Dicerna to inspect the relevant books of account of Dicerna and its Sublicensee to verify any reports or statements provided, or amounts paid or invoiced (as appropriate), by Dicerna or its Sublicensees.

5.3.3 Procedures for Audit. COH may exercise its right to have Dicerna’s and its Sublicensee’s relevant records examined only during the [***] period during which Dicerna is required to maintain records, no more than [***] in any [***]. Dicerna and its Sublicensees are required to make records available for inspection only during regular business hours, only at such place or places where such records are customarily kept, and only upon receipt of at least [***] advance notice from COH.

5.3.4 Audit Report. The independent accountant will be instructed to provide to COH an audit report containing its conclusions regarding the audit, and specifying whether the amounts paid were correct, and, if incorrect, the amount of any underpayment or overpayment.

5.3.5 Underpayment and Overpayment. After review of the auditor’s report: (i) if there is an uncontested underpayment by Dicerna for all of the periods covered by such auditor’s report, then Dicerna shall pay to COH the full amount of that uncontested underpayment, and (ii) if there is an uncontested overpayment for such periods, then COH shall provide to Dicerna a credit against future payments (such credit equal to the full amount of that overpayment), or, if Dicerna is not obligated to make any future payments, then COH shall pay to Dicerna the full amount of that overpayment. Contested amounts are subject to dispute resolution under Article 11. If the total amount of any such underpayment (as agreed to by Dicerna or as determined under Article 11) exceeds [***] percent of the amount previously paid by Dicerna for the period subject to audit, then Dicerna shall pay the reasonable costs for the audit. Otherwise, all costs of the audit shall be paid by COH.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE 6: INTELLECTUAL PROPERTY; PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT.

6.1 Patent Prosecution, Maintenance and Enforcement. (a) COH shall be solely responsible, at its sole discretion and expense, for the prosecution and maintenance of the Patent Rights, using either its current patent counsel or alternative patent counsel [***]. COH shall use reasonable efforts to afford Dicerna with the opportunity to provide meaningful input to COH and its patent counsel with respect to the prosecution, maintenance, assertion and defense of the Patent Rights if the same would be reasonably likely to implicate the Patent Rights within the Fields. Without limiting the foregoing, COH, directly or through its counsel, shall: (i) promptly provide to Dicerna copies of all correspondence between COH and the U.S. Patent and Trademark Office and its foreign counterparts with respect to the Patent Rights, (ii) provide Dicerna with advance copies of all proposed submissions to any patent office and reasonable opportunity to provide comments to COH with respect thereto, (iii) promptly notify Dicerna of any material event related to the enforceability of the Patent Rights (including, without limitation, the issuance or rejection thereof by the US Patent & Trademark Office and its foreign counterparts), (iv) provide Dicerna with a [***] written update on the filing and prosecution status of the Patent Rights, and (v) to the extent consistent with the preservation of privilege, afford Dicerna’s patent counsel the opportunity to consult directly with COH’s patent counsel with respect to the prosecution, maintenance and enforcement of the Patent Rights.

(b) On or before (i) [***] following the Effective Date, and (ii) [***] after the filing of each patent application included in the Patent Rights which is not pending as of the Effective Date, COH shall notify Dicerna of COH’s then-current intentions regarding the jurisdictions in which COH expects to file counterpart applications regarding any then existing Patent Rights. Promptly following such notice the Parties shall consult in good faith regarding the jurisdictions in which such counterpart applications should in fact be filed. If Dicerna shall reject the filing of a counterpart in any jurisdiction recommended by COH, Dicerna shall thereafter have no responsibility for the costs associated with such filing in such jurisdiction and such Patent Rights in such jurisdiction shall no longer be considered “Patent Rights.” If COH declines to file and thereafter diligently prosecute counterpart applications in any jurisdiction, Dicerna shall have the right to do so at its sole expense, in consultation with COH, using counsel of Dicerna’s choosing.

(c) Each Party shall promptly notify the other in the event it becomes aware of any actual or probable infringement of any of the Patent Right in or relevant to the Field or of any Third Party claim regarding the enforceability or validity of any Patent Rights. As between the Parties, COH may, following consultation with Dicerna, in its sole discretion and at its sole expense, take action against any alleged infringer or in defense of such any Third Party claim. Any recovery obtained by COH as the result of legal proceedings initiated and paid for by COH pursuant to this subsection (b) shall be for the sole benefit of COH.

(d) In the event that: (i) COH declines either to cause such infringement to cease (e.g. by settlement or injunction) or to initiate and thereafter diligently maintain legal proceedings against the infringer, and (ii) [***].

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

6.2 Trademarks. Dicerna shall be responsible for the selection, registration, maintenance, and defense of all trademarks for use in connection with the sale or marketing of Licensed Products in the Field in the Territory (the “Marks”), as well as all expenses associated therewith. All uses of the Marks by Dicerna or a Sublicensee shall comply in all material respects with all applicable laws and regulations (including those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries). Dicerna shall not, without COH’s prior written consent, use any trademarks or house marks of COH (including the COH corporate name), or marks confusingly similar thereto, in connection with Dicerna commercialization of Licensed Products under this Agreement. Dicerna shall own all Marks.

6.3 Challenge to the Patent Rights by Dicerna.

(a) The Parties acknowledge and agree that they are entering the Agreement in lieu of enforcing their respective patent rights, defenses and remedies concerning the Patent Rights under relevant laws, including without limitation under 35 U.S.C. 100-376 et seq. By entering the Agreement each Party waives its Patent Rights in favor of proceeding under the terms of the Agreement. Each Party further acknowledges that each and every term in the Agreement, including but not limited to the fees, milestone payments and the royalties set forth in Article 4 herein, reflects the value of avoiding the risk and uncertainty associated with litigating the Patent Rights and the risk of being subject to certain rights, defenses and/or remedies.

(b) The Parties acknowledge and agree that COH may terminate the Agreement at COH’s sole and absolute discretion, in the event Dicerna or any of its Affiliates or Sublicensees challenges, directly or indirectly, the validity, enforceability and/or scope of any claim within the Patent Rights in a court or patent office or other governmental agency. In the event of termination by COH pursuant to this Section 6.3(b), any fees, milestone payments and/or royalties or other payment owed to COH prior to such termination shall become payable and shall be non-refundable.

(c) The Parties further agree that in the event Dicerna or any of its Affiliates or Sublicensees directly or indirectly files a lawsuit or other proceeding to challenge the validity, enforceability and/or scope of any claim within the Patent Rights in a court or patent office or other governmental agency, and thereby obtains a final non-appealable judgment upholding the validity and enforceability of the challenged Patent Rights and finding at least one claim of such Patent Rights to be infringed by Dicerna or any one of its Affiliates or Sublicensees, Dicerna shall: (i) reimburse COH all of its attorneys’ fees and expenses expended in connection with defending such lawsuit or other proceeding, and (ii) pay to COH modified fees for the period commencing on the filing date of such lawsuit or proceeding and thereafter during the Term; such modified fees shall be [***], and shall constitute additional consideration to COH for Dicerna’s (or Affiliates’ or Sublicensees’) decision to exercise the Patent Rights notwithstanding the Agreement.

ARTICLE 7: TERM AND TERMINATION

7.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date. Notwithstanding any other provision of this Agreement, unless sooner terminated by

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

mutual agreement or pursuant to any other provision of this Agreement, all obligations under this Agreement shall terminate on the date on which all obligations under this Agreement between the Parties with respect to the payment of milestones or royalties with respect to Licensed Products have terminated or expired.

7.2 Termination.

7.2.1 Material Breach. Either Party may terminate this Agreement for any material breach by the other Party, provided that the terminating Party shall have given the breaching Party written notice of such breach, the Party receiving notice of breach shall have failed to cure that breach within [***], and the Party originally delivering the notice of breach shall have delivered written notice of termination within [***] after the end of such [***] period. Notwithstanding the foregoing, if the allegedly breaching Party shall in good faith dispute such allegation of material breach or shall dispute its alleged failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the above time periods, then the matter will be addressed under the dispute resolution provisions in Article 11, and the notifying Party may not terminate this Agreement until it has been determined under Article 11 that: (i) the allegedly breaching Party was in material breach of this Agreement at the times stated, and (ii) that timely cure of such material breach did not occur (the termination of an action that constitutes a breach within the time prescribed shall be deemed a cure).

7.2.2 Bankruptcy. COH shall have the right to terminate this Agreement upon written notice to Dicerna, in the event that Dicerna seeks protection of any bankruptcy or insolvency law, a proceeding in bankruptcy or insolvency is filed by or against Dicerna, or there is adjudication by a court of competent jurisdiction that Dicerna is bankrupt or insolvent.

7.2.3 Termination at Will by Dicerna. Dicerna shall have the right to terminate this Agreement upon written notice to COH without cause, effective [***] following the date of such notice.

7.3 Effect of Termination or Expiration.

7.3.1 Upon any termination of this Agreement all rights and licenses granted to Dicerna under Article 4 shall immediately terminate, except that Dicerna shall have the right to continue to sell Licensed Products manufactured prior to the effective date of such termination until [***].

7.3.2 Upon termination of this Agreement

(a) Each Party shall promptly return to the other Party all relevant records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which the Party does not retain rights hereunder.

(b) [***].

(c) Dicerna shall discontinue making any representation regarding its status as a licensee of COH for Licensed Products. Subject to Section 7.3.1, above, Dicerna shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of Licensed Products.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.3.3 Termination or expiration of this Agreement, through any means and for any reason, shall not relieve the Parties of any obligation accruing prior thereto, including the payment of all sums due and payable, and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.

7.4 Survival. In addition to as set forth in Section 7.3 and otherwise explicitly set forth in this Agreement, Sections 9.5 and 9.6 shall survive expiration or termination of this Agreement for any reason.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. COH and Dicerna each represents and warrants as follows:

8.1.1 It has the right and authority to enter into this Agreement;

8.1.2 It has been informed of its right to consult an attorney, has consulted with an attorney of its choice, and has read this Agreement, with assistance from its counsel of choice. It understands all of this Agreement’s terms. It has been given a reasonable amount of time to consider the contents of this Agreement before each Party executed it. It agrees that it is executing this Agreement voluntarily with full knowledge of this Agreement’s legal significance; and

8.1.3 It has made such investigation of all matters pertaining to this Agreement that it deems necessary, and does not rely on any statement, promise, or representation, whether oral or written, with respect to such matters other than those expressly set forth herein. It agrees that it is not relying in any manner on any statement, promise, representation or understanding, whether oral, written or implied, made by any person or entity, not specifically set forth in this Agreement. It acknowledges that, after execution of this Agreement, it may discover facts different from or in addition to those which it now knows or believes to be true. Nevertheless, it agrees that this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts.

8.2 Exclusions. Nothing in this Agreement is or shall be construed as:

8.2.1 A warranty or representation by COH as to the validity or scope of any claim or patent or patent application within the Patent Rights;

8.2.2 A warranty or representation by COH that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party;

8.2.3 A grant by COH, whether by implication, estoppel, or otherwise, of any licenses or rights other than that expressly granted under this Agreement;

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

8.2.4 An obligation on COH to bring or prosecute any suit or action against a third party for infringement of any of the Patent Rights.

8.3 COH Representations. COH hereby represents, warrants and covenants to Dicerna that it has not, prior to the Effective Date, entered into any agreement and has not granted any now existing, or agreed to grant any future, license, right or privilege which agreement, license, right or privilege conflicts in any way with any license, right or privileges granted to Dicerna hereunder.

8.3.1 Accredited Investor. It is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended.

8.3.2 Power. It has the full right, power and authority, and has obtained all approvals, permits or consents necessary, to enter into this Agreement and to perform all of its obligations hereunder and to grant the licenses provided hereunder.

8.3.3 Prior Filings. It has not, prior to the date of the execution and delivery of this Agreement, filed any patent application for any invention claiming subject matter that includes any subject matter claimed in any patent application or patent specifically identified in Schedule 1.28 except the patent applications described in Schedule 8.3.4.

8.3.4 Invention Disclosure. It is not, prior to the date of the execution and delivery of this Agreement, in receipt of any invention disclosure regarding any subject matter described in any patent application listed in Schedule 1.28 from any person who is obligated to assign his or her inventions to COH except for such invention disclosures that are subsumed by the patent applications or patents specifically identified in Schedule 1.28 or Schedule 8.3.4.

8.3.5 True Copies. The copies of the [***] Exclusive License, the [***] Non-Exclusive License and the [***] provided to Dicerna by COH are true copies, subject only to the redactions obvious from the face of the copies provided.

8.4 Dicerna Representations. Dicerna hereby represents and warrants to COH that Dicerna has not, prior to the Effective Date, entered into any agreement that conflicts in any way with this Agreement or Dicerna’s obligations hereunder.

8.5 DISCLAIMER. NO WARRANTY IS GIVEN WITH RESPECT TO THE PATENT RIGHTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PATENT RIGHTS OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY THIRD PARTY. THE WARRANTIES SET FORTH IN SECTIONS 8.1, 8.3 AND 8.4 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, NON-INFRINGEMENT AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE 9: INDEMNIFICATION

9.1 Indemnification by Dicerna. Dicerna shall defend, indemnify and hold harmless COH and its officers, directors, shareholders, employees and agents from and against any and all Third Party liabilities, claims, suits, and expenses, including reasonable attorneys’ fees (collectively, “Losses”), arising out of or in any way attributable to (i) the inaccuracy or breach of any representation or warranty made by Dicerna under this Agreement, (ii) the research, development, marketing, approval, manufacture, packaging, labeling, handling, storage, transportation, use, distribution, promotion, marketing or sale of Licensed Products by or on behalf of Dicerna, or (iii) the negligence, willful misconduct or failure to comply with applicable law of Dicerna or any of its Affiliates or Sublicensees, or their respective officers, directors, employees or agents; in each case except to the extent that such Losses are attributable to (a) COH’s breach of any representation or warranty made by COH under this Agreement, (b) COH’s breach of its obligations under this Agreement, and/or (c) the negligence or willful misconduct of COH or its officers, directors or employees acting within the scope of their authority on behalf of COH.

9.2 Indemnification by COH. COH shall defend, indemnify and hold harmless Dicerna and its Affiliates and their respective officers, directors, employees and agents from and against any and all Losses arising out of or in any way attributable to (i) the inaccuracy or breach of any representation or warranty made by COH under this Agreement, or (ii) the negligence or willful misconduct of COH or any of its Affiliates, or their respective officers, directors or employees; in each case except to the extent that such Losses are attributable to: (a) Dicerna’s breach of any representation or warranty made by Dicerna under this Agreement, (b) Dicerna’s breach of its obligations under this Agreement, and/or (c) the negligence or willful misconduct of Dicerna or any of its Affiliates or Sublicensees or their respective officers, directors, employees or agents.

9.3 Procedure. The indemnities set forth in this Article 9 are subject to the condition that the Party seeking the indemnity shall forthwith notify the indemnifying Party on being notified or otherwise made aware of a liability, claim, suit, action or expense and that the indemnifying Party defend and control any proceedings with the other Party being permitted to participate at its own expense (unless there shall be a conflict of interest which would prevent representation by joint counsel, in which event the indemnifying Party shall pay for the other Party’s counsel); provided, that, the indemnifying Party may not settle the liability, claim, suit, action or expense, or otherwise admit fault of the other Party or consent to any judgment, without the written consent of the other Party (such consent not to be unreasonably withheld). Notwithstanding the foregoing, no delay in the notification of the existence of any claim of Loss shall cause a failure to comply with this Section 9.3 as long as such delay shall not have materially impaired the rights of the Indemnifying Party.

9.4 Insurance. Commencing as of the date Dicerna files an IND for a Licensed Product, and thereafter for the period of time required under this Section 9.4, Dicerna shall obtain and maintain on an ongoing basis, Products Liability insurance, including contractual liability, in the minimum amount of $[***] per occurrence, combined single limit for bodily injury and property damage liability and naming COH as an additional insured by endorsement.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

All such insurance coverage shall be in a combination of primary and additional insurance, with the primary insurance to be not less than $[***] in amount, with respect to Dicerna’s own participation under this Agreement, and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-XII or better. The insurance policies shall be under an occurrence form, but if only a claims-made form is reasonably available to Dicerna, then in such a case, Dicerna shall maintain the insurance coverage for at least [***] following completing performance of its obligations under this Agreement. Dicerna shall provide to COH its certificates of insurance evidencing the insurance coverage set forth in this Section 9.4. Dicerna shall provide to COH at least [***] prior written notice of any cancellation, nonrenewal or material change in any of the insurance coverage. Dicerna shall, upon receipt of written request from COH, provide renewal certificates to COH for as long as Dicerna is required to maintain insurance coverage hereunder.

9.5 LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY: (i) IN NO EVENT SHALLEITHER PARTY BE LIABLE TO THE OTHER FOR [***] WHETHER BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT OR ANY OTHER LEGAL THEORY, and (ii) IN NO EVENT SHALL COH BE LIABLE TO DICERNA FOR [***]. Clause (i) of the foregoing sentence shall not limit the obligation of Dicerna under Section 9.1 to indemnify COH for indirect, incidental, consequential or punitive damages awarded against COH.

9.6 Sole Remedy. [***].

ARTICLE 10: CONFIDENTIALITY

10.1 Confidential Information. During the Term and for [***] thereafter without regard to the means of termination: (i) COH shall not use, for any purpose other than the purpose of this Agreement, or reveal or disclose to any Third Party Dicerna Confidential Information; and (ii) Dicerna shall not use, for any purpose other than the purpose of this Agreement, or reveal or disclose to any Third Party COH Confidential Information. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

10.2 Exceptions. Notwithstanding the foregoing, a Party may use and disclose Confidential Information of the other Party as follows:

(a) if required by applicable law, rule, regulation, government requirement and/or court order, provided, that, the disclosing Party promptly notifies the other Party of its notice of any such requirement and provides the other Party a reasonable opportunity to seek a protective order or other appropriate remedy and/or to waive compliance with the provisions of this Agreement;

(b) to the extent such use and disclosure occurs in the filing or publication of any patent application or patent on inventions;

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c) as necessary or desirable for securing any regulatory approvals, including pricing approvals, for any Licensed Products, provided, that, the disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information outside such regulatory agency and to otherwise maintain the confidentiality of the Confidential Information;

(d) to take any lawful action that it deems necessary to protect its interest under, or to enforce compliance with the terms and conditions of, this Agreement;

(e) to the extent necessary, to its Affiliates, directors, officers, employees, consultants, vendors and clinicians under written agreements of confidentiality at least as restrictive as those set forth in this Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this Agreement; and

(f) by Dicerna, to actual and potential investors, licensees and commercial collaborators, under written agreements of confidentiality at least as restrictive as those set forth in this Agreement.

10.3 Certain Obligations. During the Term and for a period of [***] thereafter and subject to the exceptions set forth in Section 10.2, Dicerna, with respect to COH Confidential Information, and COH, with respect to Dicerna Confidential Information, agree:

(a) to use such Confidential Information only for the purposes contemplated under this Agreement,

(b) to treat such Confidential Information as it would its own proprietary information which in no event shall be less than a reasonable standard of care,

(c) to take reasonable precautions to prevent the disclosure of such Confidential Information to a Third Party without written consent of the other Party, and

(d) to only disclose such Confidential Information to those employees, agents and Third Party contractors who have a need to know such Confidential Information for the purposes set forth herein and who are subject to obligations of confidentiality no less restrictive than those set forth herein.

10.4 Disclosures and Public Announcements. During the period from the Effective Date through the date that is 90 days following the closing of a Qualified Financing, neither Party shall issue any press release or other publicity materials, or make any public presentation with respect to the existence of, or any of the terms or conditions of, this Agreement or the programs or efforts being conducted by the other Party hereunder, in each case without the prior written consent of such Party. Thereafter, the Parties will consult with each other prior to the release of any public announcement or other publicity materials. The foregoing restriction shall not apply to:

(a) disclosures to a Party’s attorneys, advisors or investors on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, and

(b) any future disclosures required by law or regulation, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange, provided that the disclosing Party (i) use all reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction) and (ii) whenever possible, request confidential treatment of such information.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

10.5 Termination. Upon termination, but not expiration, of this Agreement and upon the request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party or destroy all copies of Confidential Information received from such Party, and shall return or destroy, and document the destruction of, all summaries, abstracts, extracts, or other documents which contain any Confidential Information of the other Party in any form, except that each Party shall be permitted to retain a copy (or copies, as necessary) of such Confidential Information for archival purposes or as required by any law or regulation.

ARTICLE 11: DISPUTE RESOLUTION

All Disputes shall be first referred to a Senior Vice President of COH (the “COH SVP”) and the Senior Vice President, Business Development, or equivalent, of Dicerna (the “Dicerna SVP”) of Dicerna for resolution, prior to proceeding under the other provisions of this Article 11. A Dispute shall be referred to such executives upon one Party (the “Initiating Party”) providing the other Party (the “Responding Party”) with written notice that such Dispute exists, together with a written statement describing the Dispute with reasonable specificity and proposing a resolution to such Dispute that the Initiating Party is willing to accept, if any. Within [***] after having received such statement and proposed resolution, if any, the Responding Party shall respond with a written statement that provides additional information, if any, regarding such Dispute, and proposes a resolution to such Dispute that the Responding Party is willing to accept, if any. In the event that such Dispute is not resolved within [***] of the Responding Party’s receipt of the Initiating Party’s written notice, either Party may bring and thereafter maintain suit against the other with respect to such Dispute; provided, however, that the exclusive jurisdiction of any such suit shall be the state and federal courts located in Los Angeles County, California, and the Parties hereby consent to the exclusive jurisdiction and venue of such courts.

ARTICLE 12: MISCELLANEOUS

12.1 Assignment and Delegation. Except as expressly provided in this Section 12.1, neither this Agreement nor any right or obligation hereunder [***]. Notwithstanding the foregoing, [***]. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assignees. Any transfer or assignment of this Agreement in violation of this Section 12.1 shall be null and void.

12.2 Entire Agreement. This Agreement contains the entire agreement between the Parties relating to the subject matter hereof, and all prior understandings, representations and warranties between the Parties are superseded by this Agreement.

12.3 Amendments. Changes and additional provisions to this Agreement shall be binding on the Parties only if agreed upon in writing and signed by the Parties.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

12.4 Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California and all rights and remedies shall be governed by such laws without regard to principles of conflicts of law.

12.5 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of earthquake, fire, flood or other casualty or due to strikes, riot, storms, explosions, acts of God, war, or a similar occurrence or condition beyond the reasonable control of the Parties, the Party so affected shall, upon giving prompt notice to the other Parties, be excused from such performance during such prevention, restriction or interference, and any failure or delay resulting therefrom shall not be considered a breach of this Agreement.

12.6 Severability. The Parties do not intend to violate any public policy or statutory common law. However, if any sentence, paragraph, clause or combination of this Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination of the same shall be deleted and the remainder of this Agreement shall remain binding, provided that such deletion does not alter the basic purpose and structure of this Agreement.

12.7 Notices. All notices, requests, demands, and other communications relating to this Agreement shall be in writing in the English language and shall be delivered in person or by mail, international courier or facsimile transmission (with a confirmation copy forwarded by courier or mail). Notices sent by mail shall be sent by first class mail or the equivalent, registered or certified, postage prepaid, and shall be deemed to have been given on the date actually received. Notices sent by international courier shall be sent using a service which provides traceability of packages. Notices shall be sent as follows:

Notices to COH:	with a copy to:

Office of Technology Licensing	Office of General Counsel
City of Hope	City of Hope
1500 East Duarte Road.	1500 East Duarte Road
Duarte, CA 91010	Duarte CA 91010

Attn: Sr. VP, Applied Technology	Attn: General Counsel
Development
Fax: [***]
Fax: [***]

Notices to Dicerna:	with a copy to:

Dicerna Pharmaceuticals, Inc.
14 Peterson Circle	Burns & Levinson LLP
Sudbury, MA 01776	125 Summer Street
Boston, MA 02110
Attn: Chief Executive Officer
Attention: James H. Belanger, Esq.
Facsimile: [***]
Facsimile: 617-345-3299

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Either Party may change its address for notices or facsimile number at any time by sending written notice to the other Party.

12.8 Independent Contractor. Nothing herein shall create any association, partnership, joint venture, fiduciary duty or the relation of principal and agent between the Parties hereto, it being understood that each Party is acting as an independent contractor, and neither Party shall have the authority to bind the other or the other’s representatives in any way.

12.9 Waiver. No delay on the part of either Party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver of this Agreement or any provision hereof shall be enforceable against any Party hereto unless in writing, signed by the Party against whom such waiver is claimed, and shall be limited solely to the one event.

12.10 Interpretation. This Agreement has been prepared jointly and no rule of strict construction shall be applied against either Party. In this Agreement, the singular shall include the plural and vice versa and the word “including” shall be deemed to be followed by the phrase “without limitation.” The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.11 Counterparts. This Agreement may be executed in counterparts, each of which together shall constitute one and the same Agreement. For purposes of executing this agreement, a facsimile copy of this Agreement, including the signature pages, will be deemed an original.

12.12 Dicerna Covenant. Dicerna covenants and agrees that, in conducting activities contemplated under this Agreement, it shall comply in all material respects with all applicable laws and regulations including, without limitation, those related to the manufacture, use, labeling importation and marketing of Licensed Products.

12.13 Dicerna Certification. Dicerna hereby certifies to COH under penalty of perjury, that neither Dicerna nor any of its current officers, directors or shareholders has been convicted of a criminal offense related to health care and is not currently debarred, excluded or otherwise ineligible for participation in federally funded health care programs. Throughout the term of this Agreement Dicerna shall: (i) notify COH in writing immediately of any threatened, proposed or actual conviction relating to health care, or any threatened, proposed or actual debarment or exclusion from participation in federally funded health care programs, of Dicerna or any officer or director of Dicerna, and (ii) refrain from knowingly employing or contracting with individuals or entities excluded from participation in a federally funded health care program. Any material breach of this Section 12.12 by Dicerna shall be grounds for immediate termination of this Agreement by COH.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

*    *    *    *    *

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representative.

DICERNA THERAPEUTICS, INC.		CITY OF HOPE

By:	/s/ James Jenson	By:	[***]
Name:	James Jenson	Name:	[***]

Title:	President & Chief Executive Officer	Title:	[***]

		By:	[***]

		Name:	[***]

		Title:	[***]